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                                                                   Exhibit 23(o)
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                     LM INSTITUTIONAL FUND ADVISORS I, INC.

                               POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that James W. Hirschman constitutes and appoints Lisa G. Hathaway and Ilene S. Harker, as his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution, for him in his name, place and stead, in any and all capacities, to sign any or all post-effective amendments to this Registration Statement of LM Institutional Fund Advisors I, Inc., and to file the same, with all exhibits thereto, and all other documents in connection therewith (File Nos. 33-34929 and 811-06110) granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or her substitute may lawfully do or cause to be done by virtue hereof.

Signature                           Title                   Date
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/s/ James W. Hirschman             President           April 12, 2000
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James W. Hirschman